SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             Featherlite Mfg., Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                  (Insert Logo)


                             FEATHERLITE MFG., INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                   May 6, 1998


     The Annual Meeting of Shareholders of Featherlite Mfg., Inc. will be held at the Company's offices, Highways 63 and 9, Cresco, Iowa, on Wednesday, May 6, 1998, at 7:00 p.m. (Central Daylight Time), for the following purposes:

     1.   To set the number of members of the Board of Directors at seven (7).

     2.   To elect directors of the Company for the ensuing year.

     3. To amend the Articles of Incorporation to change the name of the Company to Featherlite, Inc.

     4. To amend the 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance as options from 550,000 shares to 1,100,000 shares.

     5. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

     Only shareholders of record shown on the books of the Company at the close of business on March 20, 1998, will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

     This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.



                                                               Gary H. Ihrke,
                                                               Secretary

Dated:   March 27, 1998
         Cresco, Iowa

                             FEATHERLITE MFG., INC.


                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                             to be held May 6, 1998



                                  INTRODUCTION

     Your Proxy is solicited by the Board of Directors of Featherlite Mfg., Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 6, 1998, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting.

     The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

     Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the Company's principal executive office is Highways 63 and 9, P.O. Box 320, Cresco, Iowa 52136. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about March 27, 1998.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed March 20, 1998, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 20, 1998, 6,255,000 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

                             PRINCIPAL SHAREHOLDERS

     The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of March 20, 1998:

                                               Amount and
Name and Address                            Nature of Shares            Percent
of Beneficial Owner                         Beneficially Owned(1)       of Class
Conrad D. Clement(2)                              1,600,000               25.6%
Tracy J. Clement(2)                               1,000,000               16.0%
Larry D. Clement(2)                               1,000,000               16.0%
Becker Capital Management, Inc. (3)                 434,400                6.9%
Eric P. Clement(2)                                  400,000                6.4%


(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares.

(2)      Address:  Highways 63 and 9, P.O. Box 320, Cresco, Iowa 54136.

(3) Address: 1211 SW Fifth Avenue, Suite 2185, Portland, OR 97204. Ownership is as reported in Schedule 13G filed February 12, 1998. These securities are beneficially owned by advisory clients of Becker Capital Management, Inc., an investment advisor. Becker Capital Management, Inc. disclaims beneficial ownership of such shares.

                            MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of March 20, 1998, by each executive officer of the Company named in the Summary Compensation Table, by each director who is a nominee for reelection and by all directors and executive officers (including the named individuals) as a group:

 Name of Director or Officer or          Number of Shares              Percent
    Identity of Group                  Beneficially Owned(1)         of Class(2)
-------------------------------        ---------------------         -----------
Conrad D. Clement                             1,600,000                  25.6%
Tracy J. Clement                              1,000,000                  16.0%
Eric P. Clement                                 400,000                   6.4%
Jeffery A. Mason                                 80,000(3)                1.3%
Gary H. Ihrke                                    80,000(3)                1.3%
Donald R. Brattain                               39,720(4)(5)              *
Thomas J. Winkel                                 10,720(4)(5)              *
Kenneth D. Larson                                15,720(4)(5)              *
John H. Thomson                                  13,720(4)(5)              *
Officers and Directors
  as a group (12 persons)                     4,257,380(6)               65.7%


 *       Less than 1%
(1)      See Note (1) to preceding table.
(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 20, 1998, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.
(3) Such shares are not currently outstanding but may be purchased upon exercise of currently exercisable options.

(4) Includes 9,720 shares which may be purchased upon exercise of currently exercisable options.

(5) Does not include shares subject to an option which will be granted to and become purchasable by such individual on the date of the Annual Meeting pursuant to an automatic grant under the Company's 1994 Stock Option Plan.

(6) Includes 211,380 shares which may be purchased upon exercise of currently exercisable options.

                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

General Information

     The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

     In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. All of the nominees are members of the present Board of Directors. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence. The election of each nominee requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

     The following table provides certain information with respect to the nominees for director.

Name                         Age           Positions Held
Conrad D. Clement            54            President, Chief Executive Officer
                                            and Director
Jeffery A. Mason             57            Chief Financial Officer and Director
Tracy J. Clement             31            Executive Vice President and Director
Donald R. Brattain           57            Director
Thomas J. Winkel             55            Director
Kenneth D. Larson            57            Director
John H. Thomson              70            Director


     Conrad D. Clement has been the Chairman, President and Chief Executive Officer and a director of the Company since its inception in 1988. From 1969 to 1988, Mr. Clement was the President and principal owner of several farm equipment and agricultural businesses. Mr. Clement is also the President and Chief Executive Officer and a shareholder of Featherlite Credit Corporation, an affiliate of the Company ("Featherlite Credit"). See "Certain Transactions". Mr. Clement is the brother of Larry D. Clement and the father of Tracy J. Clement and Eric P. Clement.

     Jeffery A. Mason has been the Chief Financial Officer and Controller of the Company since August 1989 and has been a director of the Company since June 1993. From 1969 to 1989, Mr. Mason served in various financial management capacities with several companies, including Arthur Andersen & Co. and Carlson Companies. Mr. Mason is a certified public accountant.

     Tracy J. Clement has been Executive Vice President and a director of the Company since 1988. Prior to 1988, Mr. Clement was a shareholder and manager of several farm equipment and agricultural businesses with his father, Conrad D. Clement. Mr. Clement is also an officer and shareholder of Featherlite Credit. See "Certain Transactions."

     Donald R. Brattain, a director of the Company since August 1994, is the President of Brattain & Associates, LLC, a private investment company established in 1981. In addition, Mr. Brattain currently serves as a director of the following companies: Everest Medical, Inc., Harmony Brook, Inc. (merger with Culligan is to be effective March 13, 1998) and Sunrise International Leasing Corporation.

     Thomas J. Winkel, a director of the Company since August 1994, has been a financial and management consultant in St. Paul, Minnesota since January 1, 1994. Mr. Winkel also serves as the interim President and CEO of Advanced Bionics, Inc., a start-up medical device company. From 1990 to 1994, Mr. Winkel was Chairman, President and Chief Executive Officer of Road Rescue, Inc., a manufacturer of emergency response vehicles. From 1967 to 1990, Mr. Winkel served in various professional capacities with Arthur Andersen & Co., the last five years as Managing Partner of its St. Paul office.

     Kenneth D. Larson, a director of the Company since August 1994, joined Polaris Industries in September 1988 as Executive Vice President/Operating Officer and was named President and Chief Operating Officer in July 1989. Mr. Larson was formerly Executive Vice President of the Toro Company. Prior to starting with Toro in 1975, he held a number of positions with Allis-Chalmers Corp., General Electric Co. and the Gehl Company. Mr. Larson is a director of Polaris Industries, Inc.

     John H. Thomson, a director of the Company since August 1994, is the Chairman of Cresco Union Savings Bank. See "Certain Transactions." Mr. Thomson has 41 years of experience in the banking industry.

Committee and Board Meetings

     The Company's Board of Directors has two standing Committees, the Audit Committee and the Compensation Committee. The Audit Committee, whose members are Messrs. Winkel, Brattain, Thomson and Larson, is responsible for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and, with the Company's independent accountants, the results of the annual audit. The Audit Committee met twice during fiscal 1997. The Compensation Committee, whose members are Messrs. Brattain, Winkel, Larson and Thomson, recommends compensation of officers of the Company. The Compensation Committee met once during fiscal year 1997. The Board does not have a nominating committee.

     During fiscal 1997, the Board held four meetings. Each director attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member.

Directors' Fees

     Directors who are not employees of the Company are compensated at the rate of $2,000 per Board meeting plus $1,000 per quarter. In addition, pursuant to the Company's 1994 Stock Option Plan, as amended, nonemployee directors will receive automatic grants of 3,000 shares of nonqualified stock options upon their initial election to the Board and upon their re-election by the shareholders. The exercise price shall be 100% of the Common Stock's current fair market value as of the date of grant. Each nonqualified stock option granted to nonemployee directors shall be immediately exercisable and shall expire five (5) years after the date of grant. As of May 7, 1997, the date of the 1997 Annual Meeting, Messrs. Donald R. Brattain, Thomas J. Winkel, Kenneth
D. Larson and John H. Thomson each received an option for the purchase of 3,000 shares at an exercise price of $6.875 per share.

                              CERTAIN TRANSACTIONS

     Featherlite Credit Corporation ("Featherlite Credit"), which provides retail financing to customers of the Company's dealers, is wholly-owned by the following officers and directors of the Company: Conrad D. Clement (40%), Tracy
J. Clement (25%), Larry D. Clement (25%), and Eric P. Clement (10%).

     In 1996, the Company entered into an agreement with Featherlite Credit Corporation (Credit) to pay Credit a fee for services Credit provides in connection with financing transactions related to the sale or lease of Featherlite trailers and other related matters such as development of the Featherlite Master Lease program. Credit agreed to reimburse the Company for costs and expenses directly related to Credit which are paid by the Company, such as wages and related costs of Credit employees. The Company paid or accrued $42,000 for Credit in 1997 and Credit paid or accrued $96,000 for the Company. This program was terminated in May, 1997.

     Featherlite Credit leases trailers and coaches to outside parties under operating leases with terms varying from three to six years. It buys trailers and coaches from Featherlite dealers and in some cases, directly from the Company at normal selling prices and pays for the trailers at the time the lease is signed. Aggregate trailer sales of $1,080,000 were made by the Company to Credit in 1997.

     Clement Auto and Truck, Inc. ("CATI"), which is wholly-owned by Larry D. Clement, is an authorized FEATHERLITE(R) dealer located in Fort Dodge, Iowa. Sales to CATI were $1,246,000 in 1997. All such sales were on terms and conditions comparable to those available to other Company dealers. CATI was indebted to the Company for transactions related to such sales in the amount of $38,000 at December 31, 1997.

     During March 1993, the Company entered into a four-year lease agreement with Conrad D. Clement, Tracy J. Clement and Eric P. Clement for three truck tractors, each owned one-third by such individuals. Such lease requires monthly payments of $5,625 over the lease term, which expired in February 1997. In 1997, payments under this lease totaled $33,750.

     During May 1994, the Company entered into a five-year lease agreement with Conrad D. Clement, Tracy J. Clement and Eric P. Clement, each equal owners of a loader. Aggregate payments under this lease will total $118,500 over the lease term. In addition, the Company insures the loader and pays all ordinary maintenance and expenses related to the loader. In 1997, payments under this lease totaled $23,712.

     John H. Thomson, a director of the Company, is the Chairman and President of Cresco Union Savings Bank in Cresco, Iowa. At December 31, 1996 the Company was indebted to Cresco Union Savings Bank in the aggregate amount of $385,000. During 1997, this indebtedness was repaid as part of new financing provided by Firstar Bank, N.A.


                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors of the Company is composed of directors Donald R. Brattain, Thomas J. Winkel, Kenneth D. Larson and John H. Thomson. None of the members of the Committee is or ever has been an employee or an officer of the Company and none is affiliated with any entity (other than the Company) with which an executive officer of the Company is affiliated.

     Compensation Plan. The executive compensation plan adopted by the Compensation Committee is comprised of base salaries, annual performance bonuses, long-term incentive compensation in the form of stock options (at least for officers who are not already principal shareholders of the Company), and various benefits in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

     The Compensation Committee adopted an approach of paying annual base salaries which are on the moderate side of being competitive in its industry, taking into account particular positive and negative aspects of the Company's location in rural Iowa, and of awarding cash bonuses based on achievement of specific annual goals. The goals are established annually by the Compensation Committee. Options are currently being determined on an individual basis.

     Generally, if the Company achieves its sales, income before taxes and return on assets objectives for the year, each executive officer will accrue a bonus which is equal to 50 percent of the officer's base pay. If the Company's performance is no more than 10 percent below its objectives, each officer will accrue a bonus equal to 25 percent of base pay and if the performance is 105 percent or more of each objective, each officer accrues a bonus of 55 percent of base pay. Bonuses are prorated for Company performance which falls between these achievement percentages. Each of the objectives is weighted as a percentage of the total and may be achieved on a stand-alone basis. Bonuses are paid in the calendar year following the year in which they are earned by the officers.

     In 1997, the Company achieved 92 percent of the sales objective, 101 percent of the income before tax objective and 107 percent of the return on assets objective, so each executive officer accrued a bonus equal to 44 percent of base pay. Bonuses accrued in 1997 for each named officer appear under the caption "Bonus" in the Summary Compensation table.

     Compensation in 1997. The Compensation Committee made adjustments in the base annual salaries of officers to reflect changes in levels of responsibilities and individual performance. Bonuses of $399,942 were earned for achievement of the goals established under the compensation plan. For 1998, base salaries for executive officers named in the compensation table below are as follows: Conrad D. Clement - $339,000; Tracy J. Clement - $212,000; Jeffery A. Mason - $140,000; Gary Ihrke - $140,000; and Eric Clement - $121,000.

     Chief Executive Officer Compensation. Conrad D. Clement served as the Company's Chief Executive Officer in 1997. His compensation was $295,000 and he earned a bonus of $130,390 for achieving the defined goals under the compensation plan. For 1998, the Compensation Committee has established a base salary of $339,000 and Mr. Clement is eligible for a cash bonus on the same basis as other officers as described above.

                                                        Donald R. Brattain
                                                        Thomas J. Winkel
                                                        John H. Thomson
                                                        Kenneth D. Larson
                                                        Members of the
                                                        Compensation Committee

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Executive Officer and to the Company's other executive officers whose salary and bonus for fiscal 1997 exceeded $100,000:


                                                                                          Long Term
                                                    Annual Compensation                  Compensation
                                      -------------------------------------------------
       Name and            Fiscal         Salary ($)         Bonus ($)       Other        Securities       All Other
  Principal Position         Year                                                         Underlying        Compen-
                                                                                           Options/        sation ($)
                                                                                            SARs(#)
------------------------ ------------ -------------------- -------------- ------------- --------------- -----------------

Conrad D. Clement,          1997            285,500           130,390       1,141(1)         -0-            9,500(2)
President and Chief         1996            286,000            61,950       3,649(1)         -0-            9,000
Executive Officer           1995            286,000             -0-         3,638(1)         -0-            9,000
------------------------ ------------ -------------------- -------------- ------------- --------------- -----------------
Tracy J. Clement,           1997            175,500           82,212       10,141(1)         -0-            9,500(2)
Executive Vice              1996            176,000           38,850        2,191(1)         -0-            9,000
President                   1995            176,000             -0-         9,678(1)         -0-            9,000
------------------------ ------------ -------------------- -------------- ------------- --------------- -----------------
Jeffery A. Mason,           1997            114,680           53,924        5,655(1)         -0-            7,320(2)
Chief Financial Officer     1996            114,680           25,620        7,320(1)        40,000          7,320
                            1995            114,680             -0-         5,723(1)         -0-            7,320
------------------------ ------------ -------------------- -------------- ------------- --------------- -----------------
Gary H. Ihrke               1997            108,100           50,830          -0-            -0-            6,900(2)
Vice President of           1996            107,723           24,150          -0-           40,000          6,865
Operations & Secretary      1995            79,996              -0-           -0-            -0-            5,100
------------------------ ------------ -------------------- -------------- ------------- --------------- -----------------
Eric P. Clement             1997            90,240            42,432        7,822(1)         -0-            5,760(2)
Vice President of Sales     1996            89,951            20,160        4,929(1)         -0-            5,742
                            1995            75,200              -0-         7,248(1)         -0-            4,800
------------------------ ------------ -------------------- -------------- ------------- --------------- -----------------

(1) Related to automobiles only.
(2) Company contribution to 401(k) Plan.

Option/SAR Grants During 1997 Fiscal Year

     There were no options granted to the named executive officers during fiscal 1997. The Company has not granted any stock appreciation rights.

Option/SAR Exercises During 1997 Fiscal Year and Fiscal Year End Option/SAR
Values

     The following table provides information related to options exercised by the named executive officers during the 1997 fiscal year and the number and value of options held at fiscal year end.

                                                                                              Value of
                                                                      Number of               Unexercised
                                                                      Unexercised             In-the-Money
                                                                      Options/SARs at         Options/SARs at
                                  Shares                              FY-End (#)              FY-End ($)(1)
                                  Acquired on       Value             Exercisable/            Exercisable/
Name                              Exercise (#)      Realized ($)      Unexercisable           Unexercisable
Conrad D. Clement                       -0-               -0-               -0-                      --
Tracy J. Clement                        -0-               -0-               -0-                      --
Jeffery A. Mason                        -0-               -0-          80,000/20,000           131,250/37,500
Gary H. Ihrke                           -0-               -0-          80,000/20,000           131,250/37,500
Eric P. Clement                         -0-               -0-               -0-                      --


     (1) Based on the difference between $7.875 (the closing price of the Company's Common Stock on December 31, 1997 as reported by Nasdaq) and the option exercise price.

Stock Performance Chart

     The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P 500 Index and an index of peer companies selected by the Company (the "Peer Group Index"). The comparison assumes $100 was invested on September 28, 1994 (the date the Company's Common Stock began trading) in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


     The Peer Group Index includes the following companies: Arctco, Inc., Harley Davidson, Inc., Miller Industries, Inc., Polaris Industries, Inc., Spartan Motors, Inc., Dorsey Trailers, Inc. and Wabash National Corp.

                     AMENDMENT OF ARTICLES OF INCORPORATION
                           TO CHANGE CORPORATION NAME
                                 (Proposal # 3)

     At the Annual Meeting, shareholders will be asked to approve an amendment to the Company's Articles of Incorporation to change the name of the Company from "Featherlite Mfg., Inc." to "Featherlite, Inc." "Featherlite, Inc." more broadly describes the scope of the Company's business. Accordingly, the Board of Directors has adopted and recommends for shareholder approval an amendment to the Articles of Incorporation of the Company which would change the name of the Company to "Featherlite, Inc."

Vote Required

     Adoption of the amendment to the Company's Articles of Incorporation to change the Company's name requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

       APPROVAL OF INCREASE IN SHARES RESERVED FOR 1994 STOCK OPTION PLAN
                                (Proposal No. 4)

General

         The Board of Directors has adopted, subject to shareholder approval, an increase in the number shares of the Company's Common Stock reserved for issuance under the Company's 1994 Stock Option Plan (the "Plan") from 550,000 to 1,100,000.

         A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

Description of Plan

         Purpose. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers, employees and key consultants upon whose efforts the success of the Company will depend to a large degree.

         Term. Incentive stock options may be granted under the Plan for a period of ten years from the date of adoption of the Plan by the Board of Directors. Nonqualified stock options may be granted pursuant to the Plan until the Plan is discontinued or terminated by the Board.

         Administration. The Plan may be administered by the Board of Directors or a Committee of the Board of Directors (the "Committee"). The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

         Eligibility. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of March 9, 1998, the Company had approximately 1431 employees (of which eight are officers) and four directors who are not employees.

         Options. When an option is granted under the Plan, the Committee at its discretion specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock and, unless otherwise determined by the Committee, the option price of a nonqualified option will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The market value per share of the Company's Common Stock on March 9, 1998 was $8.19. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value. Each incentive stock option granted under the Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the Plan may terminate earlier than its stated expiration date in the event of the optionee's termination of employment or other relationship with the Company.

         Automatic Grants to Directors. The Plan provides for the automatic grant of a nonqualified stock option to each nonemployee director upon his or her initial election to the Board and upon each re-election by the shareholders. The exercise price of each such option must be 100% of the Common Stock's fair market value as of the date of grant. Each nonqualified stock option granted to nonemployee directors is immediately exercisable and expires five years after the date of grant. If the nonemployee director's membership on the Board terminates for any reason other than death, the nonemployee director will have thirty days to exercise the options, unless the options otherwise expire prior to the end of that thirty-day period. In the event of the nonemployee director's death, his or her estate will have six months from the date of death to exercise the options, unless the options expire prior to the end of that six-month period.

         Amendment. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, (i) no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee except as authorized in the event of merger, consolidation or liquidation of the Company, (ii) the Plan may not, without the approval of the shareholders, be amended in any manner that will (a) materially increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) change the designation of the class of employees eligible to receive options; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to optionees under the Plan, and (iii) the provisions relating to the nonqualified stock options granted to nonemployee directors may not be amended more frequently than once every six months, unless the amendment is required to comply with changes in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended.

         Federal Income Tax Consequences of the Plan. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

         Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

         Plan Benefits. The table below shows the total number of stock options that have been received by the following individuals and groups under the Plan:

                                                              Total Number of
     Name and Position/Group                                 Options Received(1)

         Conrad D. Clement, President and Chief
              Executive Officer                                         0
         Tracy J. Clement, Executive Vice President                     0
         Jeffery A. Mason, Chief Financial Officer                100,000
         Gary H. Ihrke, Vice President of Operations              100,000
         Eric P. Clement, Vice President of Sales                       0
         Current Executive Officer Group                          212,500
         Current Non-executive Officer Director Group              38,880
         Current Non-executive Officer Employee Group              60,000

(1) This table reflects only the total stock options granted as of March 9, 1998, without taking into account exercises or cancellations. Because future grants of stock options are subject to the discretion of the Committee, the future benefits that may be received by these individuals or groups under the Plan cannot be determined at this time, except for the automatic grants to nonemployee directors as described above.


Vote Required; Recommendation

         The Board of Directors recommends that the shareholders approve the increase in the shares reserved for the 1994 Stock Option Plan. Approval of the increase requires the affirmative vote of the greater of (i) a majority of the shares represented at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting.

                              INDEPENDENT AUDITORS

     McGladrey & Pullen, LLP acted as the Company's independent auditors for the 1997 fiscal year, and the Company has selected McGladrey & Pullen, LLP as its independent auditors for the current fiscal year ending December 31, 1998.

     A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting, will have the opportunity to make any desired comments, and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during fiscal year ended December 31, 1997 all Section 16(a) filing requirements applicable to Insiders were complied with.

                              SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 1998 Annual Meeting must be received by the Company at its offices by November 28, 1998 to be considered for inclusion in the Company's proxy statement and related proxy for the 1999 Annual Meeting.


                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO CHIEF FINANCIAL OFFICER, FEATHERLITE MFG., INC., HIGHWAYS 63 AND 9, BOX 320, CRESCO, IOWA 52136.

Dated:   March 27, 1998
         Cresco, Iowa

                             FEATHERLITE MFG., INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Conrad D. Clement and Tracy J. Clement, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Featherlite Mfg., Inc. registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Wednesday, May 6, 1998, at 7:00 p.m. Central Daylight Time, at the Company's offices, Highway 63 and 9, Cresco, Iowa, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.


              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

FEATHERLITE MFG., INC. ANNUAL MEETING
The Board of Directors recommends that you vote "FOR" the following proposals:

1.  SET NUMBER OF DIRECTORS AT SEVEN:                                                        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2.  ELECTION OF DIRECTORS:
      1-Conrad D. Clement   2-Jeffery A. Mason   3-Tracy J. Clement    [ ] FOR all nominees            [ ] WITHHOLD AUTHORITY
      4-Donald R. Brattain  5-Thomas J. Winkel   6-Kenneth D. Larson       listed to the left (except)     to vote for all nominees
      7-John H. Thomson                                                    as specified below).            listed to the left.

(Instructions:  To withhold authority to vote for any indicated nominee, write the
number(s) of the nominee(s) in the box provided to the right.)                         -----------------------------------

3.  To amend the Articles of Incorporation to change the name of the Company to
    Featherlite, Inc.                                                                        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4.  To amend the 1994 Stock Option Plan to increase the number of shares of Common
    Stock reserved for issuances as options from 550,000 shares to 1,100,000 shares.         [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

5.  OTHER MATERS: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

Check appropriate box                             Date                             NO. OF SHARES
Indicate changes below:                                -----------------
Address Change?        [ ]  Name Change?   [ ]

                                                                             -------------------------------------------
                                                                             Signature(s) in Box
                                                                             PLEASE DATE AND SIGN ABOVE exactly as name appears
                                                                             at the left, indicating, where appropriate, official
                                                                             position or representative capacity.  If stock is
                                                                             held in joint tenancy, each joint owner should sign.


                             FEATHERLITE MFG., INC.

                             1994 STOCK OPTION PLAN
                       (As Amended through March 10, 1998)

                                   SECTION 1.

                                   DEFINITIONS

         As used herein, the following terms shall have the meanings indicated below:

         (a)      "Affiliates" shall mean a Parent or Subsidiary of the Company.

                  (b) "Committee" shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. In the event the Company's securities are registered pursuant to
         Section 12 of the Securities Exchange Act of 1934, as amended, each of the members of the Committee shall be a "disinterested" person within the meaning of Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934 as amended. As of the effective date of the Plan, a "disinterested" person under Rule 16b-3 generally means a person who, among other things, has not been, at any time within one year prior to his or her appointment to the Committee (or, if shorter, during the period beginning with the initial registration of the Company's equity securities under Section 12 of the Securities Exchange Act of 1934, as amended, and ending with the director's appointment to the Committee) and who will not be, while serving on such Committee, granted or awarded options under the Plan, or under any other plan of the Company or any of its Affiliates entitling participants to acquire stock, stock options, stock appreciation rights or similar rights that have an exercise or conversion privilege or a value derived from equity securities issued by the Company or its Affiliate, except to the extent permitted by Rule 16b-3, or any successor provision.

         (c) The "Company" shall mean FEATHERLITE MFG., INC., a Minnesota corporation.

         (d) The "Internal Revenue Code" is the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Option Stock" shall mean Common Stock of the Company (subject to adjustment as described in Section 12) reserved for options pursuant to this Plan.

         (f) The "Optionee" for purposes of Section 9 is an employee of the Company or any Subsidiary to whom an incentive stock option has been granted under the Plan. For purposes of Section 10, the "Optionee" is the consultant or advisor to or director (other than an Outside Director), employee or officer of the Company or any Subsidiary to whom a nonqualified stock option has been granted.

         (g) "Outside Director" shall mean a member of the Board of Directors of the Company who is not an employee of the Company or any of its Affiliates.

         (h) "Parent" shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company's outstanding stock.

         (i) The "Plan" means the Featherlite Mfg., Inc. 1994 Stock Option Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Board from time to time.

         (j) A "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.


                                   SECTION 2.

                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and its Subsidiaries by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree.

         It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, and through the granting of "nonqualified stock options" pursuant to
Section 10 of this Plan. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve
(12) months after the adoption of the Plan by the Board of Directors. In no event shall any stock options be exercisable prior to the date this Plan is approved by the shareholders of the Company. If shareholder approval of this Plan is not obtained within twelve (12) months after the adoption of the Plan by the Board of Directors, any stock options previously granted shall be revoked.


                                   SECTION 3.

                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective upon its adoption by the Board of Directors of the Company, subject to approval by the shareholders of the Company as required in Section 2.

                                   SECTION 4.

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or by a Committee which may be appointed by the Board from time to time. The Board or the Committee, as the case may be, shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option. The Board, or the Committee, shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan. The Board's, or the Committee's, interpretation of the Plan, and all actions taken and determinations made by the Board or the Committee pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.

         In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.


                                   SECTION 5.

                                  PARTICIPANTS

         The Board or the Committee, as the case may be, shall from time to time, at its discretion and without approval of the shareholders, designate those employees, directors, officers, consultants, and advisors of the Company or of any Subsidiary to whom nonqualified stock options shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Subsidiary and such services are not in connection with the offer or sale of securities in a capital raising transaction. The Board or the Committee, as the case may be, shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Subsidiary to whom incentive stock options shall be granted under this Plan. The Board or the Committee may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants. In designating participants, the Board or the Committee shall also determine the number of shares to be optioned to each such participant. The Board may from time to time designate individuals as being ineligible to participate in the Plan.

                                   SECTION 6.

                                      STOCK

         The Stock to be optioned  under this Plan shall  consist of  authorized but unissued shares of Option Stock. One Million One Hundred Thousand (1,100,000) shares of Option Stock shall be reserved and available for options under the Plan; provided, however, that the total number of shares of Option Stock reserved for options under this Plan shall be subject to adjustment as provided in Section 12 of the Plan. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder.


                                   SECTION 7.

                                DURATION OF PLAN

         Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in the Plan. Nonqualified stock options may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board.


                                   SECTION 8.

                                     PAYMENT

         Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, certified check, Common Stock of the Company valued at such stock's then "fair market value" as defined in Section 9(d) below, or such other form of payment as may be authorized by the Board or the Committee. The Board or the Committee may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the Option granted to the Optionee or upon any exercise of the Option by the Optionee.

                                   SECTION 9.

                 TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Each incentive stock option granted pursuant to the Plan shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Board or Committee and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

                  (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the incentive stock option. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the fair market value of the Common Stock per share on the date the Board or the Committee, as the case may be, grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock per share on the date of the grant of the option. The Board or the Committee, as the case may be, shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

                  (b) Term and Exercisability of Incentive Stock Option. The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Board or the Committee, as the case may be. To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than ten
         (10) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option granted to such Optionee shall be exercisable during a term of not more than five (5) years after the date on which it is granted. The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement. The Board or the Committee, as the case may be, may accelerate the exercise date of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

                  (c) Other Provisions. The Option Agreement authorized under this Section 9 shall contain such other provisions as the Board or the Committee, as the case may be, shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an "incentive stock option" as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

                  (d) For purposes hereof, the "fair market value" of the Company's Common Stock as of any applicable date shall mean: (i) if such stock is reported in the national market system or is listed upon an established exchange or exchanges, the reported closing price of such stock in such national market system or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported in the national market system or listed upon an exchange, the average of the closing "bid" and "asked" prices quoted by a recognized specialist in the Common Stock of the Company on the date the option is granted, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or
         (iii) if such stock is not publicly traded as of the date the option is granted, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options.

                                   SECTION 10.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

         Each nonqualified stock option granted pursuant to the Plan shall be evidenced by a written Option Agreement. The Option Agreement shall be in such form as may be approved from time to time by the Board or the Committee and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

                  (a) Number of Shares and Option Price. The Option Agreement shall state the total number of shares covered by the nonqualified stock option. Unless otherwise determined by the Board or the Committee, as the case may be, the option price per share shall be one hundred percent (100%) of the fair market value of the Common Stock per share on the date the Board or the Committee grants the option. For purposes hereof, the "fair market value" of a share of Common Stock shall have the same meaning as set forth under Section 9(d) herein.

                  (b) Term and Exercisability of Nonqualified Stock Option. The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Board or the Committee, as the case may be. The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the option may be exercised. In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement. The Board or the Committee, as the case may be, may accelerate the exercise date of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

                  (c) Withholding. The Company or its Subsidiary shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related taxes attributable to the Optionee's exercise of a nonqualified stock option. In the event the Optionee is required under the Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such federal, state and local withholding and employment-related taxes, the Board or the Committee, as the case may be, may, in its discretion and pursuant to such rules as it may adopt, permit the Optionee to satisfy such obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Optionee as a result of the option's exercise equal to the amount required to be withheld for tax purposes. Any stock elected to be withheld shall be valued at its "fair market value," as provided under
         Section 9(d) hereof, as of the date the amount of tax to be withheld is determined under applicable tax law. The Optionee's election to have shares withheld for this purpose shall be made on or before the date the option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall also comply with such rules as may be adopted by the Board or the Committee to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

                  (d) Other Provisions. The Option Agreement authorized under this Section 10 shall contain such other provisions as the Board, or the Committee, as the case may be, shall deem advisable.


                                   SECTION 11

                               TRANSFER OF OPTION

         No option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee's lifetime, the option may be exercised only by the Optionee. If the Optionee shall attempt any transfer of any option granted under the Plan during the Optionee's lifetime, such transfer shall be void and the option, to the extent not fully exercised, shall terminate.

                                   SECTION 12.

                    RECAPITALIZATION, SALE, MERGER, EXCHANGE
                                 OR LIQUIDATION

         In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock reserved under Section 6 hereof and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         Unless otherwise provided in the stock option agreement, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture (including a spin-off) or liquidation of the Company (collectively referred to as a "transaction"), the Board may, in connection with the Board's adoption of the plan for such transaction, provide for one or more of the following: (i) the equitable acceleration of the exercisability of any outstanding options hereunder; (ii) the complete termination of this Plan and cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction) and (iii) the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                                   SECTION 13.

                               INVESTMENT PURPOSE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Option Stock to Optionee, the Board or the Committee may require Optionee to (a) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Board, or the Committee, as the case may be, shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 13.

                                   SECTION 14.

                             RIGHTS AS A SHAREHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 12 of the Plan).


                                   SECTION 15.

                              AMENDMENT OF THE PLAN

         The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 12, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 12 hereof, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, or (iv) materially increase the benefits accruing to Optionees under the Plan, unless such revision or amendment is approved by the shareholders of the Company. Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code. In no event shall the Board or the Committee, either directly or indirectly, amend the provisions of Section 17 relating to nonqualified stock options that are granted to Outside Directors more frequently than once every six (6) months, unless such amendment is required to comply with changes in the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, or with the Internal Revenue Code of 1986, and the regulations thereunder.

                                   SECTION 16.

                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the Optionee to exercise such option. Further, the granting of an option hereunder shall not impose upon the Company or any Subsidiary any obligation to retain the Optionee in its employ for any period.


                                   SECTION 17

                NONQUALIFIED STOCK OPTIONS FOR OUTSIDE DIRECTORS

         (a) Grant of Nonqualified Stock Options. All grants of nonqualified stock options to Outside Directors under this Section 17 shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                   (1) No person shall have any discretion to select the Outside Directors that shall be eligible for nonqualified stock options pursuant to this Section 17 or to determine the number of shares of Common Stock to be subject to such options, the option price per share or the date of grant

                  (2) Initial Grants. Each Outside Director who becomes a member of the Board of Directors of the Company after [May 14, 1996] shall, on the date such Outside Director is first elected to the Board of Directors by the shareholders of the Company, be granted a nonqualified stock option to purchase 3,000 shares of Common Stock of the Company.

                  (3) Annual Grants. Each Outside Director shall, on the date of each annual meeting of the shareholders of the Company, be granted a nonqualified stock option to purchase 3,000 shares of Common Stock of the Company so long as such Outside Director continues to serve on the Board.

          (b) Option Price. The option price per share for all nonqualified stock options granted pursuant to Section 17(a) above shall be one hundred percent (100%) of the fair market value of a share of Common Stock on the date the nonqualified stock option is granted.

         (c)      Duration and Exercise of Options.

                  (1) Duration of Options. Except as otherwise provided in this Plan, the period during which any nonqualified stock option granted to Outside Directors under this
                           Section 17 may be exercised shall be five (5) years after the date that the option is granted.

                  (2)      Exercisability of Nonqualified Stock Options.

                           a. In no event shall any nonqualified stock options granted to Outside Directors be exercisable prior to the date that the Plan is approved by the shareholders of the Company. If shareholder approval of the Plan is not obtained within twelve (12) months following its adoption by the Board, any nonqualified stock options previously granted to Outside Directors shall be revoked.

                           b. All nonqualified stock options granted to Outside Directors pursuant to Section 17(a) shall be fully exercisable on the date that the option is granted. If the Outside Director does not purchase in any year the full number of shares which the Outside Director is entitled to purchase in that year, the Outside Director shall be entitled to purchase in any subsequent year such previously unpurchased shares, subject to the expiration of such nonqualified stock option as specified in Section 17(c)(1) above.

          (d) Payment of Option Price. Upon the exercise of any nonqualified stock option granted to an Outside Director pursuant to this Section 17, the purchase price for such shares of Common Stock subject to such option shall be paid in cash or certified check, by the transfer from the Outside Director to the Company of previously acquired shares of Common Stock, or any combination thereof. Any Common Stock so transferred shall be valued at its fair market value. For purposes of this Section 17(d), "previously acquired shares of Common Stock" shall include shares of Common Stock that are already owned by the Outside Director at the time of exercise.

         (e) Rights as a Shareholder. The Outside Director shall have no rights as a shareholder with respect to any shares of Common Stock subject to a nonqualified stock option until the Outside Director becomes the holder of record of such shares. Except as provided in Section 12, no adjustments shall be made for dividends or other cash distributions or for other rights that have a record date preceding the date the Outside Director becomes the holder of record of such shares of Stock.

         (f) Compliance with Rule 16b-3. All nonqualified stock options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3, or its successor, of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

         (g) Termination of Status as a Director. In the event that an Outside Director's membership on the Board terminates, the following provisions shall apply:

                  (1) If the Outside Director's membership on the Board terminates for any reason other than the Outside Director's death, the Outside Director shall be entitled to exercise any nonqualified stock option granted to such Outside Director pursuant to this
                           Section 17 until the earlier of (i) the close of business on the three-month anniversary date of such termination, and (ii) the expiration of the option as provided in Section 17(c)(1) above. To the extent that the Outside Director does not exercise such Option within the period specified in this Section 17(g)(1), all rights of the Outside Director under such Option shall be forfeited.

                  (2) If the Outside Director dies (i) while a member of the Board, or (ii) within the three-month period following the termination of the Outside Director's membership on the Board as provided in Section 17(g)(1) above, any nonqualified stock option granted to such Outside Director may be exercised by the Outside Director's estate or any person who acquired the right to exercise any nonqualified stock option granted to such Outside Director pursuant to this
                           Section 17 by bequest or inheritance until the expiration of the option as provided in Section 17(c)(1) above.

         (h) For purposes of this Section 17, "fair market value" shall be determined in accordance with Section 9(d) herein.